Exhibit 10.292

$6,950,000.00	December 31, 2012

FOR VALUE RECEIVED, Sumter Valley Property Holdings, LLC and Georgetown HC&R Property Holdings, LLC, both Georgia Limited Liability Companies, (collectively the “Borrower”) promise to pay to the order of Metro City Bank, having an address at 5441 Buford Highway, Suite 109, Doraville, GA 30340, or its successors or assigns, (the “Lender”) the principal sum of SIX MILLION NINE HUNDRED FIFTY THOUSAND AND 00/100THS ($6,950,000.00) DOLLARS or so much outstanding thereof, together with interest thereon at the rate stated below from the date of this Promissory Note (“Note”) until maturity in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts, public and private, such principal and interest to be paid in the following manner, to-wit:

Interest shall accumulate daily on the outstanding principal balance of this Note from time to time at the initial rate of 5.50% per annum.  Borrower shall pay interest only payments to Lender commencing on February 1, 2013, and continuing to be due on the same day of each month thereafter.  All accrued and unpaid interest and principal shall be due and payable in full on or before February 1, 2014.  All payments made under this Note shall be made to Lender at its address above, or to such other place as the Lender may from time to time designate in writing. Payments shall be applied first to the payment of any applicable late charges and default charges, then to accrued and unpaid interest on the outstanding principal sum, and the balance of said payment shall be applied to principal. If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or legal holiday under the laws of the State of Georgia, such payment shall be made on the next succeeding business day, and such extension of time shall in such case be included in computing interest due in connection with such payment.

The interest rate will be determined by adding one and one-half (1.5%) percentage points to the “Prime Rate” published by the Wall Street Journal as the Prime Rate (“Index”), in effect at the close of the first business day of each calendar quarter, provided that if this Prime Rate is no longer quoted by said paper, Lender will choose a new Index which is based upon comparable information and will give Borrower notice of the new Index.  Notwithstanding anything to the contrary herein and notwithstanding the Index rate, the applicable annual interest rate shall never be lower than 5.50%.

Should any installments hereof not be paid when due, or should the Borrower hereof fail to comply with any of the terms or requirements of Mortgages of even date herewith conveying title to real property being known as 2715 South Island Road, Georgetown, South Carolina 29440 and 1761 Pinewood Road, Sumter, South Carolina 29154 as security for this indebtedness, a Loan Agreement of even date, or any other requirements of documents entered into in connection with or given as collateral for this indebtedness (collectively, the “Loan Documents”), Borrower shall be in default hereunder and the entire unpaid principal sum evidenced by this Note, with all accrued interest, shall, at the option of the Lender, and without notice to the undersigned, become due and may be collected forthwith, time being of the essence.  It is further agreed that failure of the Lender to exercise this right of accelerating the maturity of the debt, or indulgence granted from time to time, shall in no event be considered as a waiver of such right of acceleration or stop the Lender from exercising such right.

A late fee of five percent (5%) of each installment due shall automatically be imposed on any installment not received on or before ten (10) days after the due date.

In the event Borrower is in default under this Note or under any of the Loan Documents, the interest rate shall increase by 400 basis points (4%) over the current interest rate, and such new interest rate shall remain in effect until the default has been cured and Lender has reinstated the Note as being in good standing.

Should this Note or any part of the indebtedness evidenced hereby be collected by law or through an attorney-at-law, the Lender shall be entitled to all costs of collection, plus fifteen percent (15%) of the principal and interest as attorney’s fees.

The obligation of the Borrower to make or cause to be made the payments required hereunder shall be absolute and unconditional. Borrower and each and every co-Borrower, endorser, guarantor, surety, and other party, severally waives and renounces any and all homestead and exemption rights the undersigned may have under or by virtue of the laws of the State of Georgia, or any other State, or the United States, as against this debt or any renewal or extension thereof and further waives demand, protest, notice of demand, protest, and non-payment.

This Note has been negotiated, and is being executed and delivered in the State of Georgia, or if executed elsewhere, shall become effective upon Lender’s receipt and acceptance of the executed original of this Note in the State of Georgia; provided, however, that Lender shall have no obligation to give, nor shall Borrower be entitled to receive, any notice of such acceptance for this Note to become a binding obligation of Borrower. It is the intention of the Borrower and Lender that this Note be construed, governed, and enforced in every respect in accordance with the laws of the State of Georgia, and Borrower hereby consents to the jurisdiction of the Federal and state courts of Georgia for the resolution of any matters relating to this Note.

This Note and all provisions hereof and of all documents securing this Note shall conform in all respects to the laws of the State of Georgia so that no payment of interest or other sum construed to be interest or charges in the nature of interest shall exceed the highest lawful contract rate permissible under the laws of the State of Georgia as applicable to this transaction.  If, under any circumstances whatsoever, fulfillment of any provision hereof, or of any other instrument evidencing or securing this indebtedness, at the time performance of such provision shall be due, shall involve the payment of interest in excess of that authorized by law, the obligation to be fulfilled shall be reduced to the limit so authorized by law.

This Note may be modified only by an agreement in writing signed by Lender and Borrower.

In the event Borrower elects to refinance the Note with any lender other than Metro City Bank, Borrower agrees to pay a prepayment fee equal to ten percent (10%) of the original principal balance of the Note.

(Signature page for Promissory Note)

IN WITNESS WHEREOF, the undersigned authorized signatory of Borrower has executed this Note under seal.

BORROWER:

SUMTER VALLEY PROPERTY HOLDINGS, LLC

By:	/s/ Boyd P. Gentry	(SEAL)
Boyd P. Gentry, Manager

GEORGETOWN HC&R PROPERTY HOLDINGS, LLC

By:	/s/ Boyd P. Gentry	(SEAL)
Boyd P. Gentry, Manager